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                                                                     EXHIBIT 4.1

(LOGO TO COME)
A
ANSWERTHINK CONSULTING GROUP, INC.
COMMON STOCK
COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
CUSIP 036916 10 4
THIS CERTIFIES that

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

ANSWERTHINK CONSULTING GROUP, INC. (the "Corporation") transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate and the shares represented hereby, are issued and shall be held subject to all the provisions of the articles of incorporation of the Corporation, and any amendments thereto.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.
TRANSFER AGENT
AND REGISTRAR
BY:
AUTHORIZED OFFICER
Executive Vice President

President, Chief Executive Officer and Chairman